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                                                                      Exhibit 23
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-44802 and 333-36046) of Royal Appliance Mfg. Co. of our report dated February 8, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 8, 2001 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Cleveland, Ohio
March 16, 2001